EXHIBIT 4.1

SUPPLEMENT TO TRUST INDENTURE1

This Supplement to Trust Indenture (this “Supplement”) dated as of the ___ day of ____________, 2001, is by and between Cornerstone Ministries Investments, Inc. a Georgia corporation (the “Corporation”) and Regions Bank, as Trustee (the “Trustee”) and is a supplement to that certain Trust Indenture dated December 1999 between the Corporation and the Trustee (the Trustee having succeeded the original trustee) (the “Indenture”).

WHEREAS, section 9.06 of the Indenture grants the Corporation the right to issue additional Certificates thereunder and to authorize additional series of certificates of indebtedness;

WHEREAS, the Corporation is not in default under any provision of the Indenture;

WHEREAS, the board of directors of the Corporation has adopted a resolution authorizing the issuance by the Corporation of $16,000,000 of Series C Bonds (referred to as “Certificates of Indebtedness” or “Certificates”);

WHEREAS, a registration statement with respect to the Series C securities has been filed with the Securities and Exchange Commission as Registration No. 333-75172 (the “Registration Statement”);

NOW THEREFORE, in consideration of the covenants and agreements contained herein and arising pursuant to the Indenture, the Corporation hereby agrees with the Trustee as follows:

1.

Authorized Issue.  The Series C securities may be issued pursuant to this Supplement to the Indenture and this Supplement shall serve as a modification of the Indenture.

2.

Equal Standing and Priority.  The Series C Bonds shall be of equal standing and priority with all other series of debt securities issued under the Indenture and shall have such other terms as are described in the Registration Statement.

3.

Ratification.  Except as expressly provided herein, the Indenture is ratified and confirmed in its entirety.

Footnotes

1 To the best of Cornerstone Ministries Investments, Inc.’s knowledge and recollection this agreement was never formally signed by the parties.  Cornerstone believes, however, that the form of this supplement accurately reflects the oral understanding of the parties establishing the terms of the Series C securities prior to the effective date of the Form SB-2 registration statement on December 28, 2001 (SEC File No. 333-75172).